EXHIBIT 99.1

PayMeOn, Inc. Announces New Funding and New Customers for its Wholly-Owned Subsidiary, Basanite Industries, LLC

FORT LAUDERDALE, Fla., October 31, 2018, 2017 (GLOBE NEWSWIRE) -- Paymeon, Inc. (OTC MARKETS:PAYM) (the “Company”) today announced the receipt of new funding to drive the operational efforts of its wholly-owned subsidiary, Basanite Industries, LLC (“Basanite”). Basanite was formed in September, 2018 in Delaware to serve the construction industry with Basalt Fiber Reinforced Polymer (BFRP) products as cost-effective, higher strength, and sustainable alternatives to traditional steel reinforcing. Basanite is led by a new management team brought in by Paymeon earlier this year that has more than 45 years of industry experience growing and leading manufacturing businesses such as Basanite.

The new funding of more than $500,000 will be used in part to acquire new, state of the art pultrusion manufacturing lines and raw materials. Basanite is also in the process of securing a new facility specifically suited for its forecast production needs. Terms of the funding will be more fully described in required filings with the securities and exchange commission.

The new investment is to meet forecast demand created by the entry of Basanite into agreements with several companies for the purchase of its Basalt FRP products. One of the companies, Carolina Composites, is contracted with one of the largest railway companies in the United States. The contract is to build several million railway ties, using their patented composite concrete with Basalt FRP (BFRP) as the sole reinforcement. Carolina Composites is engaging Basanite to produce a significant percentage of the BFRP requirement. Basanite will also supply BFRP reinforcement in Carolina Composites’ “Dynawall” [Sound Wall] Systems. This alliance could represent potential sales of tens of millions of linear feet annually.

Basanite has also entered into agreements with Atlantic TNG, a company that specializes in Department of Transportation work providing a variety of highway transportation products, including drainage structures and above-ground architectural precast elements, will partner with Basanite and the Florida Department of Transportation on testing, and TriTek, a global company that manufactures sea walls and does soil stabilization projects.

Basanite Industries, LLC expects to be commercially operational by the second quarter of 2019.

Disclaimers

Forward-Looking Statements:

Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products and partnerships, as well as potential sales and transactions the Company (PAYM) and its subsidiaries may be considering or may have closed. Such forward-looking statements are based on present circumstances and on PAYM's and its subsidiaries predictions with respect to events that may have not yet occurred, that may not occur, or that may occur with different outcomes and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations, reliance on representations from third parties that may not execute as planned, development of new markets, ability to meet demand, and other factors over which PAYM has little or no control. Such forward-looking statements are made only as of the date of this release, and PAYM assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by PAYM with the Securities and Exchange Commission. Any funding amounts mentioned in this press release are estimates. Actual terms and amounts of funding will be detailed in PAYM’s required filings with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any securities. For additional information and potential risk factors, readers should review PAYM’s filings with the Securities and Exchange Commission, which can be found at www.sec.gov.

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